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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 17, 1996

                           REUNION INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


                 1-7726                                 06-1439715
        (Commission File Number)             (IRS Employer Identification No.)


          62 Southfield Avenue
          One Stamford Landing
           Stamford, CT 06902                              06902
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code  (203) 324-8858

                                Not Applicable
         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

     On October 21, 1996, Reunion Industries, Inc. ("Reunion"), through its indirect 100% subsidiary DPL Acquisition Corp. ("DPLAC"), acquired a 27.5% interest in Data Packaging Limited ("DPL") for a cash payment of $700,000 pursuant to a Share Purchase Agreement entered into on October 17, 1996. Reunion, through DPLAC, also entered into an agreement, dated as of October 17, 1996, to acquire, subject to certain lender consents, an additional 68% interest in DPL for $2.8 million, payable in cash of $1.05 million and an unsecured $1.75 million 10% three year note.

     DPL, headquartered in Mullingar, Ireland, is a custom injection molder serving customers in the computer and business equipment industries. DPL's revenues and operating profit for the fiscal year ended April 30, 1996 were approximately $15.1 million and $0.9 million, respectively. Management of Reunion believes that the acquisition of DPL will further the Company's objective of increasing its customer base and expanding its product offerings and service capabilities in the plastics industry through acquisitions.

     Reunion's October 21, 1996 press release concerning this matter is attached hereto as an exhibit and incorporated herein by reference. The description herein (including in such press release) of the transactions covered by the Agreements is qualified in its entirety by reference thereto which also are attached as exhibits to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.  Not applicable.

     (b) Pro Forma Financial Information.  Not applicable.

     (c) Exhibits

         2.1 Share Purchase Agreement dated October 17, 1996 between Allied Irish Banks Holdings and Investments Limited and DPL Acquisition Corp. (filed herewith).

         2.2  Stock Purchase Agreement dated as of October 17, 1996 among Frank
              J. Guzikowski, DPL Acquisition Corp., Reunion Industries, Inc., Data Packaging International, Inc. and DPL Holdings, Inc. (filed herewith).

         99 Press Release of Reunion Industries, Inc. Dated October 21, 1996 (filed herewith).

                                      -2-

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 31, 1996                                REUNION INDUSTRIES, INC.


                                                By:
                                                   ---------------------
                                                   Richard L. Evans
                                                   Executive Vice President



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